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                                                                    EXHIBIT 99.1

                                                                       [CP LOGO]


                          CORRECTIONAL PROPERTIES TRUST

                                  NEWS RELEASE

             CORRECTIONAL PROPERTIES TRUST ANNOUNCES PUBLIC OFFERING
                                 OF COMMON STOCK

Palm Beach Gardens, Florida, July 18, 2003 - Correctional Properties Trust (NYSE:CPV), a real estate investment trust (REIT), today announced the pricing of its public offering of 3,250,000 common shares of beneficial interest at $25.50 per share, under its shelf registration statement previously declared effective by the Securities and Exchange Commission.

The Company has also granted the underwriters an option to purchase up to an additional 487,500 shares of common stock to cover any over-allotments. Citigroup Global Markets Inc. was the sole bookrunning manager, and Banc of America Securities LLC was co-manager.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or an offer to buy these securities in any state in which such offer, solicitation or laws would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to the offering may be obtained from Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; Banc of America Securities LLC, Capital Markets Operations, 100 W. 33rd Street, 3rd Floor, New York, New York 10001, Mail Code - NY1-509 03-22.

About Correctional Properties Trust: Correctional Properties Trust, based in Palm Beach Gardens, Florida, was formed in February 1998, to capitalize on the growing trend toward privatization in the corrections industry. Correctional Properties Trust is dedicated to ownership of correctional facilities under long-term, triple-net leases, which minimizes occupancy risk and development risk.

Correctional Properties Trust currently owns 14 correctional facilities in ten states, all of which are leased, with an aggregate initial design capacity of 8,008 beds.

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that the Company files from time to time with the Securities and Exchange Commission. Such filings include, without limitation, the Company's Form 10-K, Forms 10-Q, Registration Statements on Form S-11 and S-3, and Form 8-K reports.

CONTACT: Correctional Properties Trust Shareholder Services (561) 630-6336, or access Company information at http://www.correctionalpropertiestrust.com/ Correctional Properties Trust